Exhibit 99.2

BRAD FOOTE GEAR WORKS, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

September 30,

ASSETS

	2007	2006
CURRENT ASSETS:
Cash	—	—
Accounts receivable (net of allowance for doubtful accounts)	$8,971,293	$6,635,703
Inventory	12,308,877	10,630,643
Other current assets	1,007,729	357,534

Total current assets	22,287,899	17,623,880

PROPERTY AND EQUIPMENT, at cost:
Land and buildings	2,898,574	450,548
Machinery and equipment	38,352,848	23,212,883

	41,251,422	23,663,431

Less — Accumulated depreciation	13,864,029	11,136,370

Net property and equipment	27,387,393	12,527,061

	$49,675,292	$30,150,941

LIABILITIES AND SHAREHOLDERS’ EQUITY

	2007	2006
CURRENT LIABILITIES:
Checks written in excess of bank balance	$5,657,116	$5,018,113
Note payable-line of credit	5,581,683	2,225,000
Trade accounts payable	6,198,470	3,468,126
Accrued liabilities:
Wages and related expenses	944,804	756,195
Other	684,174	1,117,998
Current portion of long term notes payable	3,224,289	2,446,869

Total current liabilities	22,290,536	15,032,301

LONG-TERM DEBT:
Interest rate swap	233,897	39,273
Notes payable	18,687,412	10,069,301

Total long-term debt	18,921,309	10,108,574

SHAREHOLDERS’ EQUITY:
Common stock no par value; 100,000 shares authorized; 1,000 shares issued and outstanding	1,000	1,000
Additional paid-in capital	824,000	499,000
Other comprehensive loss	(233,897)	(39,273)
Retained earnings	7,872,344	4,549,339

Total shareholders’ equity	8,463,447	5,010,066

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$49,675,292	$30,150,941

BRAD FOOTE GEAR WORKS, INC.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

Nine-Months Ended September 30, 2006 and 2007

	2007	2006

Operating Activities
Net Income	$2,993,854	$1,937,439
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	2,246,947	1,621,169
Changes in operating assets and liabilities:
Accounts receivable	(255,758)	(409,584)
Inventory	755,201	(4,088,554)
Other current assets	(597,481)	(26,386)
Accounts payable	125,421	38,980
Accrued liabilities	(2,331,847)	569,340

Net cash provided by operating activities	2,936,337	(357,596)

Investing Activities
Capital Expenditures	(11,051,142)	(5,108,741)

Net cash used in investing activities	(11,051,142)	(5,108,741)

Financing Activities
Checks written in excess of bank balance	527,742	2,916,889
Payments on notes payable	(2,101,569)	(1,256,474)
Proceeds from notes payable	8,706,949	5,855,922
Proceeds from credit line	2,256,683	1,000,000
Contributions from shareholder	325,000	—
Distribution paid	(1,600,000)	(3,050,000)

Net cash provided by financing activities	8,114,805	5,466,337

Cash
Net change	—	—
Beginning of period	—	—

End of period	$—	$—

BRAD FOOTE GEAR WORKS, INC.

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

Nine-Months Ended September 30, 2006 and 2007

	2007	2006

NET SALES	$56,568,197	$40,626,883

COST OF GOODS SOLD	43,736,777	31,986,499

Gross profit	12,831,420	8,640,384

SELLING AND ADMINISTRATIVE EXPENSES	8,759,992	6,127,507

Income from operations	4,071,428	2,512,877

OTHER INCOME (EXPENSE):
Interest expense	(1,077,574)	(575,438)

Total other income (expense)	(1,077,574)	(575,438)

Net income	$2,993,854	$1,937,439

BRAD FOOTE GEAR WORKS, INC.

NOTES TO INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

(Unaudited)

September 30, 2007 and 2006

Nature of Business

Brad Foote Gear Works, Inc. (the Company) is incorporated under the laws of the State of Illinois. The Company is engaged in the business of manufacturing large industrial transmission gears. The Company’s principal customers are in the wind energy, petroleum production, mining and other heavy manufacturing industries. The gears are manufactured to meet customers’ engineering specifications. The Company has operating facilities in Cicero, Illinois and Pittsburgh, Pennsylvania.

Basis of Presentation

The accompanying unaudited consolidated financial information has been prepared by in accordance with accounting principles generally accepted in the United States of America.  In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair statement of this financial information have been included.  Financial results for the interim nine-month period ended September 30, 2007 are not necessarily indicative of the results that may be expected for the year ending December 31, 2007.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, transfer of title has occurred, the selling price is fixed and determinable, and collectiblity is reasonably assured. This generally occurs upon shipment to the customer. Customer deposits are deferred and recognized as revenue when earned.

Accounts Receivable

Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a regular basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition and credit history, as well as current economic conditions. Balances still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and a credit to accounts receivable. The Company deems accounts past due based upon their contractual terms, and interest is not charged on accounts past due.

Inventories

Inventories are stated at the lower of first-in, first-out cost or market. Market value encompasses consideration of all business factors including price, contract terms and usefulness.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are calculated over the estimated useful lives of the assets using accelerated and straight-line methods. The estimated useful lives used are as follows:

Asset Description	Asset Life
Buildings and improvements	40 years
Machinery and equipment	5 - 10 years
Computer software	3 - 5 years

Income Taxes

The Company has elected to be treated as an S Corporation under the Internal Revenue Code. Accordingly, there is no provision for income taxes since such taxes are the liability of the individual shareholders.

BRAD FOOTE GEAR WORKS, INC.

NOTES TO INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

(Unaudited)

September 30, 2007 and 2006

Operating Leases

The Company leased two buildings under lease agreements which expired in June 2006. One building is located in Cicero, Illinois and serves as the Company’s principal offices and a manufacturing facility. The second building is located in Pittsburgh, Pennsylvania and serves as a manufacturing facility. The lease agreement for the two buildings contains an option whereas at May 2006, the Company may either extend the lease agreement through June 2008 or purchase the buildings at the greater of the stated option price contained in the agreement or the fair market value as of June 2006. Subsequent to May 2006 the lease continued on a month to month basis until the sale of the buildings discussed below under the heading “Related Party Transactions”.

As discussed below under the heading “Related Party Transactions”, the buildings were purchased by related parties of the Company. The Company has executed new leases with the related parties which commenced upon the closing of the Stock Purchase Agreement among Tower Tech Holdings Inc., the Company and its stockholder buildings in August and October, 2007 and conclude after 96 months.

Related Party Transactions

These new leases also contain an option to extend the lease agreement for two successive sixty month periods on purchase the properties for a price set forth in the lease agreement.

Subsequent Events

On August 22, 2007, the Company and its stockholders entered into a Stock Purchase Agreement (the “Agreement”) with Tower Tech Holdings Inc. (Tower Tech). Under this Agreement, Tower Tech agreed to purchase all of the outstanding capital stock of the Company.  The acquisition was completed on October 19, 2007.  The purchase price for the Company’s stock consisted of cash and stock of Tower Tech. The cash portion of the purchase price was approximately $64 million plus an amount equal to the tax cost of the Company’s shareholders making an election under Section 338(h)(10) of the Internal Revenue Code. The stock portion of the purchase price was fixed at 16,036,450 shares of Tower Tech common stock, which was calculated based on a price per share of $4.00, which represented a discount to the market price as of the signing date of the Agreement.  In connection with the acquisition of Brad Foote, Tower Tech also assumed approximately $22 million of the Company’s senior debt.

On December 13, 2007, the Company exercised its options to purchase the properties described above under the headings “Operating leases” and “Related Party Transactions.”  Signing of definitive purchase agreements for the acquisition of the properties is subject to completion of a final property inspection.  The anticipated closing date of this transaction is January, 2008.

Variable Interest Entitites

In August 2007 a shareholder purchased land and a building which is being leased back to the Company.  The land and building is being reported in the consolidated condensed financial statements under FASB Interpretation (FIN) 46(R), Consolidation of Variable Interest Entities.